Exhibit 4.11
DIANA SHIPPING INC.
REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of August  10 , 2022, made by and among DIANA SHIPPING INC., a Marshall Islands corporation (the “Company”), SEA TRADE HOLDINGS INC., a Marshall Islands corporation (“Holdings” and, collectively with the Sellers and the Permitted Transferees (each as defined below) the “Sea Trade Parties”).
RECITALS
WHEREAS, pursuant to the Master Agreement, dated the date hereof, by and between the Company and Holdings (as the same may be amended, supplemented or otherwise modified from time to time, the “Master Agreement”) and each MOA (as such term is defined in the Master Agreement), the Company has issued to Holdings one or more Warrants (as such term is defined in the Master Agreement, collectively, the “Warrant”) exercisable for the number of Buyer’s Shares and at the times as specified therein; and pursuant to such Warrant the Company has agreed to issue to Holdings such Buyer’s Shares on the terms and subject to the conditions of the Master Agreement, such MOA and such Warrant.
WHEREAS, pursuant to the Master Agreement, the Company has agreed to grant to the Sea Trade Parties certain registration rights as set forth below.
WHEREAS, the execution and delivery of this Agreement by the Company is a condition precedent to the transactions contemplated by the Master Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
EFFECTIVENESS
Section 1.1  Effectiveness.  This Agreement shall become effective upon the issuance of the Warrant in accordance with the Master Agreement.
ARTICLE 2
DEFINITIONS
Section 2.1  Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Master Agreement. As used in this Agreement, the following terms shall have the following meanings:
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the board of directors of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company and each of its subsidiaries shall be deemed not to be Affiliates of any Sea Trade Party. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” shall have the meaning set forth in the preamble.
“Business Day” means any day except Saturday, Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Closing Date” has the meaning set forth in the Master Agreement.
“Company” has the meaning set forth in the preamble.
“Demand Registration” shall have the meaning set forth in Section 3.1.1(a).
“Demand Registration Request” shall have the meaning set forth in Section 3.1.1(a).
“Demand Registration Statement” shall have the meaning set forth in Section 3.1.1(c).
“Demand Suspension” shall have the meaning set forth in Section 3.1.5.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“FINRA” means the Financial Industry Regulatory Authority.
“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities and prepared by the Company or authorized by it in writing for use by the Sea Trade Parties.
“Loss” shall have the meaning set forth in Section 3.9.1.
“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b)

each trustee, solely in his or her capacity as trustee, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.
“Permitted Transferee” means any Affiliate of any Sea Trade Party.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.
“Public Offering” means the offer and sale of the Company’s equity securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form F-4 or Form S-8 or any successor form).
“Master Agreement” has the meaning set forth in the recitals.
“Registrable Securities” means (i) all Shares held by the Sea Trade Parties, and (ii) all shares of Buyer’s Stock directly or indirectly issued or then issuable with respect to the Shares by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, conversion, business combination consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been transferred pursuant to Rule 144, (C) six (6) months following the time that such holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), as reasonably determined by the relevant Sea Trade Party, or (D) such securities shall have ceased to be outstanding.
“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.
“Registration Expenses” shall have the meaning set forth in Section 3.8.
“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, in each case other than a registration statement (and related Prospectus) filed on Form F-4 or S-8 or any successor form thereto.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).
“Sea Trade Parties” has the meaning set forth in the preamble.
“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Sellers” has the meaning set forth in the Master Agreement.
“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, together with fees and expenses of counsel to the Sea Trade Parties except as otherwise expressly provided in Section 3.8.
“Selling Shareholder Information” shall have the meaning set forth in Section 3.9.1.
“Shares” means the Buyer’s Shares to be issued to Holdings pursuant to the terms of the Master Agreement, the MOA and the Warrant, and any other shares of common stock of the Company that any Sea Trade Party shall hold at any time that are issued to such Sea Trade Party by the Company or that are acquired by such Sea Trade Party from an Affiliate of the Company with the consent of the Company, which consent shall not be unreasonably withheld or delayed.
“Shelf Period” shall have the meaning set forth in Section 3.2.2.
“Shelf Registration Statement” shall have the meaning set forth in Section 3.2.1.
“Shelf Suspension” shall have the meaning set forth in Section 3.2.3.
“Shelf Takedown Request” shall have the meaning set forth in Section 3.2.4(a).
“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.
“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.
Other Interpretive Provisions.  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(a)  The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.
(b)  The term “including” is not limiting and means “including without limitation.”

(c)  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(d)  Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.
ARTICLE 3
REGISTRATION RIGHTS
The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Sea Trade Party will perform and comply with such of the following provisions as are applicable to such Sea Trade Party.
Section 3.1  Demand Registration.
Section 3.1.1  Request for Demand Registration.
(a)  At any time on or after the first Closing Date, if there is no effective Shelf Registration Statement covering all Registrable Securities, one or more of the Sea Trade Parties shall have the right to make a written request (a “Demand Registration Request”) to the Company for Registration of any or all of the Registrable Securities held by them. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”
(b)  A Demand Registration Request shall specify (x) the kind and aggregate amount of Registrable Securities to be registered, and (y) the intended method or methods of disposition thereof.
(c)  Subject to Section 3.1.2, upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its commercially reasonable efforts to cause such Demand Registration Statement to be promptly declared effective under the Securities Act. Registrations under this Section 3.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Sea Trade Parties for which registration was requested in the Demand Registration Request, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration; provided, however, that if the Company is not then eligible to register such sale of the Registrable Securities on Form F-3, such registration shall be on Form F-1 or another appropriate form. The Company agrees to include in any such Registration Statement all information that any selling Sea Trade Party may reasonably request upon advice of counsel.
Section 3.1.2  Limitation on Demand Registrations.  The Company shall not be obligated to take any action to effect any Demand Registration (i) if the Sea Trade Parties withdraw their request pursuant to Section 3.1.3 or an Underwritten Shelf Takedown requested by the Sea Trade Parties was consummated within the preceding ninety (90) days or (ii) during the period starting with the date fifteen (15) days prior to the Company’s good faith estimate of the launch date of, and ending on a date seventy-five (75) days (or such lesser period under any applicable related “lock-up” agreement that would apply to any registration or sale of Shares) after the closing date of, a Company-initiated registered offering of equity securities for cash; provided that the Company is actively employing in good faith commercially reasonable efforts to launch such registered offering. The number of Demand Registrations under Section 3.1.1 shall be limited to two (2) in any 12 months period up to a maximum of three.
Section 3.1.3  Demand Withdrawal.  The Sea Trade Parties may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect from the Sea Trade Parties, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement. If such request is made (A) because of material adverse effect on the Company or its business, or (B) because the sole or lead managing underwriter in an Underwritten Offering advises that the amount of Registrable Securities to be sold in such offering be reduced by more than 10% of the Registrable Securities to be included in such Registration Statement, or (C) because of a postponement of such Registration Statement pursuant to Section 3.1.5, then such withdrawal shall not be treated as a Demand Registration (and shall not be counted toward the number of Demand Registrations in Section 3.1.1(d)) and the Company shall pay all Registration Expenses in connection with any withdrawal.
Section 3.1.4  Effective Registration.  The Company shall use commercially reasonable efforts to cause the Demand Registration Statement to become effective and remain effective for not less than one year from the Effective Date thereof (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.
Section 3.1.5  Delay in Filing; Suspension of Registration.  If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Sea Trade Parties, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension for more than two periods of up to thirty (30) consecutive days or sixty (60) total days in any twelve (12) month period. In the case of a Demand Suspension, the Sea Trade Parties shall suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Sea Trade Parties in writing upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Sea Trade Parties such numbers of copies of the Prospectus as so amended or supplemented as the Sea Trade Parties may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the relevant Sea Trade Party.
Section 3.2  Shelf Registration.
Section 3.2.1  Automatic Shelf Registration.  The Company shall, without any request from the Sea Trade Parties, file with the SEC a shelf Registration Statement (the “Shelf Registration Statement”) pursuant to Rule 415 under the Securities Act, on Form F-3 if the Company is a registrant entitled to use Form F-3, or otherwise on an available form acceptable to the Sea Trade Parties, or any successor form thereto, for a public offering of the resale of all Registrable Securities underlying the Warrant, or otherwise held by the Sea Trade Parties from time to time. The Shelf Registration Statement shall be filed within five (5) Banking Days (as such term is defined in the Master Agreement) from the date of this Agreement, in accordance with Section 3.13 of the Master Agreement. The Company shall use its best efforts to have the Shelf Registration Statement declared effective by the SEC as soon as practicable thereafter, but in any event within 60 calendar days following the filing of such Shelf Registration Statement and to keep such Shelf Registration Statement continuously effective for the period specified in Section 3.2.2. The Shelf Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Exhibit A, and contain the names of each Sea Trade Party (or any Permitted Transferee or other permitted assignee or nominee thereof) as a “Selling Shareholder” as Holdings shall specify in writing to the Company.
Section 3.2.2  Continued Effectiveness.  The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by a Sea Trade Party until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which the Sea Trade Parties no longer hold Registrable Securities (such period of effectiveness, the “Shelf Period”).
Section 3.2.3  Suspension of Registration.  If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Sea Trade Parties, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension more than thirty (30) consecutive days in any twelve (12) month period. In the case of a Shelf Suspension, the Sea Trade Parties agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Sea Trade Parties in writing upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Sea Trade Parties such numbers of copies of the Prospectus as so amended or supplemented as the Sea Trade Parties may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the

Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Sea Trade Parties.
Section 3.2.4  Automatic Shelf Takedown.
(a)  At any time the Company has an effective Shelf Registration Statement with respect to the Sea Trade Parties’ Registrable Securities, the Company shall file all such Prospectuses (including any supplements thereto) as promptly as practicable, and in no event later than the first Closing Date, and to use all commercially reasonable efforts, to permit the Sea Trade Parties to resell any or all Registrable Securities in a Public Offering, including an Underwritten Shelf Takedown of all or a portion of the Sea Trade Parties’ Registrable Securities, in each case that are registered under such Shelf Registration Statement, and the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.
(b)  All determinations as to whether the Sea Trade Parties shall complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown relating to the Sea Trade Parties contemplated by this Section 3.2.4 shall be determined by the Sea Trade Parties.
(c)  The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown (i) if an Underwritten Shelf Takedown has been consummated, a Demand Registration was declared effective or the Sea Trade Parties withdraw their request for a Demand Registration pursuant to Section 3.1.3, in each case within the preceding ninety (90) days, or (iii) during the period starting with the date fifteen (15) days prior to the Company’s good faith estimate of the launch date of, and ending on a date seventy-five (75) days (or such lesser period under any applicable related “lock-up” agreement that would apply to any registration or sale of Shares) after the closing date of, a Company-initiated registered offering of equity securities for cash; provided that the Company is actively employing in good faith commercially reasonable efforts to launch such registered offering. The number of Underwritten Shelf Takedowns under Section 2.3.4 shall be limited to one; provided, however, that if the Sea Trade Parties do not fully exercise their Demand Registration pursuant to Section 3.1.1 hereunder, the number of Underwritten Shelf Takedowns shall be increased by the number of unused Demand Registrations.
Section 3.3  Piggyback Registration.
Section 3.3.1  Right to Include Registrable Securities.  (i) If the Company at any time or from time to time proposes to register any of its securities under the Securities Act (other than (A) in a registration on Form F-4 or S-8 or any successor form to such forms, (B) pursuant to Section 3.1, or (z) at such times as a Shelf Registration Statement is effective) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account and the Sea Trade Parties then own Registrable Securities, the Company shall deliver prompt written notice (which notice shall be given on the later of 30 calendar days prior to such proposed registration and such time as the Company’s board of directors determines to effect such registration) to the Sea Trade Parties of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of the Sea Trade Parties right to participate in such registration under this Section 3.3 as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 3.3.2, upon the written request of any Sea Trade Party made within thirty (30) calendar days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by the Sea Trade Parties to be so registered (a “Piggyback Registration”), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 3.6, provided however that if the Piggyback Registration involves an Underwritten Offering and the Underwriter advises that the Company delay of such for materially and adversely impact the registration or sale of the shares, then the Company shall advise Sea Trade of such advice and Sea Trade shall notify the Company within such shorter time as deemed necessay by the Underwriter to avoid such material adverse impact on the offering. If a Piggyback Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Sea Trade Party. The Sea Trade Parties requesting inclusion in a Piggyback Registration may, at any time prior to the effective date of the related Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.
(ii)  If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Sea Trade Party and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of the Sea Trade Parties to cause such registration to be effected as a registration under Section 3.1 or the Company’s obligation to effect a registration under Section 3.3 to the extent that the Sea Trade Parties are then entitled to such registration under Section 3.1 or 3.3 as the case may be, and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 90 days from the date the Company received a request to include Registrable Securities in such Piggyback Registration, then the Company shall again give all the Sea Trade Parties the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of Piggyback Registrations that the Company is obligated to effect.
(iii)  The registration rights granted pursuant to the provisions of this

Section 3.3 shall be in addition to the registration rights granted pursuant to the other provisions of Section 3 hereof.
Section 3.3.2  Priority in Piggyback Registration.  If a Piggyback Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Sea Trade Party requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Sea Trade Parties allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, and (C) third, other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by a Person other than the Company, (A) first, one-third of the Registrable Securities requested to be included in such registration by the Sea Trade Parties, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, (B) second, one-third of the securities proposed to be registered by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, and (C) third, on a pari passu basis, any remaining Registrable Securities requested to be included in such registration by the Sea Trade Parties, and any remaining securities proposed to be registered by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them; provided, however, that in the event the Company will not, by virtue of this Section 3.2.2, include in any such registration all of the Registrable Securities of any Sea Trade Party requested to be included in such registration, such Sea Trade Party may, upon written notice to the Company given within three days of the time such Sea Trade Party first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Sea Trade Parties not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.
Section 3.3.3  Selection of Underwriters.  If any Piggyback Registration involves an Underwritten Offering, the sole or managing Underwriter(s) and any additional investment bankers and managers to be used in connection with such registration shall be reasonably acceptable to the Sea Trade Parties who elect to participate in such Piggyback Registration.
Section 3.4  Lock-Up Agreements.  In connection with each Registration or sale of Registrable Securities pursuant to Section 3.1 or 3.2 conducted as an Underwritten Public Offering, the Company agrees to use commercially reasonable efforts to cause its directors and executive officers, if reasonably requested by the underwriters in any such Underwritten Public

Offering, to become bound by and to execute and deliver a customary lock-up agreement with the underwriter(s) of such Underwritten Public Offering relating to the transfer of any equity securities of the Company held by such Person during the period commencing on the date of the final Prospectus relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days).
Section 3.5  Registration Procedures.
Section 3.5.1  Requirements.  In connection with the Company’s obligations under Sections 3.1 through 3.4, the Company shall use its commercially reasonable efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:
(a)  As promptly as practicable prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and a Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the underwriters, if any, and to the Sea Trade Parties, copies of all documents prepared to be filed. Other than in connection with a Piggyback Registration, such documents shall be subject to the reasonable and timely review of such underwriters (if any) and Sea Trade and its counsel, and the Company shall (1) make such changes in such documents concerning a Sea Trade Party prior to the filing thereof as such Sea Trade Party may reasonably request, with advice of its counsel, and to which the Company, on advice of counsel, does not reasonably object (2) not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Sea Trade Parties, in such capacity, or the underwriters (if any) shall reasonably object with the advice of their respective counsel;
(b)  prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by the Sea Trade Parties with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any Sea Trade Party (to the extent such request relates to information relating to such Sea Trade Party), or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;
(c)  notify the Sea Trade Parties and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (1) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (2) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration Statement, (3) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (4) if, at any time, any material representation or warranty of the Company in any applicable underwriting agreement ceases to be true and correct in all material respects and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(d)  promptly notify the Sea Trade Parties and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Sea Trade Parties and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;
(e)  [reserved];
(f)  use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;
(g)  promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such reasonable information as the managing underwriter or underwriters, if any, and Sea Trade Parties agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;
(h)  furnish to the Sea Trade Parties and each underwriter, if any, without charge, as many conformed copies as the Sea Trade Parties or such underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) to the extent not available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system;

(i)  deliver to the Sea Trade Parties and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto and such other documents as the Sea Trade Parties or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Sea Trade Parties or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by the Sea Trade Parties and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);
(j)  on or prior to the date on which the applicable Registration Statement becomes effective, use its commercially reasonable efforts to register or qualify, and cooperate with the Sea Trade Parties, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any Sea Trade Party or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
(k)  cooperate with the Sea Trade Parties and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;
(l)  make such representations and warranties to the Sea Trade Parties, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;
(m)  enter into such customary agreements (including underwriting agreements) and take all such other actions as the Sea Trade Parties or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;
(n)  obtain for delivery to the Sea Trade Parties, the Company’s transfer agent, and to the underwriter or underwriters, if any, an opinion or opinions from outside counsel for the Company dated the most recent effective date of the Registration Statement (or any subsequent date as requested by the Sea Trade Parties in order to effectuate the resale (and settlement thereof) of Registrable Securities contemplated in the “Plan of Distribution” section of any Prospectus or otherwise as contemplated hereby) or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Sea Trade Parties or underwriters, as the case may be, and their respective counsel;

(o)  in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Sea Trade Parties included in such Registration or sale, a comfort letter from the Company’s independent registered public accounting firm (and, if necessary, any other independent registered public accounting firm of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;
(p)  reasonably cooperate with each Sea Trade Party selling Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(q)  use its commercially reasonable efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;
(r)  provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement;
(s)  use its commercially reasonable efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on the New York Stock Exchange and each other securities exchange on which the Company has effected the listing or quotation of any of the Company’s equity securities;
(t)  make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the Sea Trade Parties, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, auditor or other agent retained by the Sea Trade Parties or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company (subject to reasonably applicable attorney-client privilege limitations), and cause the Company’s executive officers and senior management and the Company’s independent registered public accounting firm which has certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;
(u)  in the case of an Underwritten Public Offering, cause the senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise use commercially reasonable efforts to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(v)  take no direct or indirect action prohibited by Regulation M under the Exchange Act;
(w)  take all commercially reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(x)  take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.
Section 3.5.2  Company Information Requests.  The Company may require the Sea Trade Parties to furnish to the Company such information regarding the distribution of such securities and such other information relating to the Sea Trade Parties and their ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of each Sea Trade Party who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Sea Trade Party shall furnish such information to the Company and cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.
Section 3.6  Underwritten Offerings.
Section 3.6.1  Shelf and Demand Registrations.  If requested by the underwriters for any Underwritten Public Offering, pursuant to a registration or sale under Sections 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the Sea Trade Parties and the underwriters, and to contain such representations and warranties and indemnities by the Company and such other terms as are generally prevailing in agreements of that type. Each Sea Trade Party shall reasonably cooperate with the Company in the negotiation of the underwriting agreement, and each Sea Trade Party shall complete and execute all questionnaires, powers of attorney, custody agreements and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. No Sea Trade Party shall be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Sea Trade Party’s title to the Registrable Securities, intended method of distribution and any other representations to be made by such Sea Trade Party as are generally prevailing in agreements of that type, and the aggregate amount of the liability of any Sea Trade Party under such agreement shall not exceed such Sea Trade Party’s proceeds from the sale of their Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

Section 3.6.2  Selection of Underwriters; Selection of Counsel.  In the case of an Underwritten Public Offering under Sections 3.1 or 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the Sea Trade Parties holding at least a majority of the then outstanding Registrable Securities included in such registration; provided that such underwriter or underwriters shall be reasonably acceptable to the Company.
Section 3.7  No Inconsistent Agreements; Additional Rights.  Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Sea Trade Parties by this Agreement. Without approval of Holdings, neither the Company nor any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person related to the Buyer’s Shares that shall give any such Person priority in registration over the Sea Trade Parties.
Section 3.8  Registration Expenses and Selling Expenses.
Section 3.8.1  All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent registered public accounting firms of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (vii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (viii) all expenses incurred by the Company related to the “road show” for any Underwritten Public Offering. All such expenses are referred to herein as “Registration Expenses”. The Company shall not be required to pay any Selling Expenses, all of which shall be paid by the Sea Trade Parties.
Section 3.9  Indemnification.
Section 3.9.1  Indemnification by the Company.  The Company shall indemnify and hold harmless, to the full extent permitted by law, each Sea Trade Party, and the members, officers, directors, partners, controlling persons and stockholders of each such Sea Trade Party and each of their respective Affiliates and each Person, if any, who controls such Person within the meaning of the Securities Act or the Exchange Act, from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses as incurred) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, that the Sea Trade Parties shall not be entitled to indemnification pursuant to this Section 3.9.1 in respect of any untrue statement or omission contained in any information relating to any Sea Trade Party furnished in writing by such Sea Trade Party to the Company specifically for inclusion in a Registration Statement and used by the Company in conformity therewith (such information “Selling Shareholder Information”). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Sea Trade Parties or any indemnified party and shall survive the transfer of such securities by any Sea Trade Party and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Sea Trade Parties.
Section 3.9.2  Indemnification by the Sea Trade Parties.  Each Sea Trade Party shall (severally and not jointly) indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in such Sea Trade Party’s Selling Shareholder Information. In no event shall the liability of any Sea Trade Party hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Sea Trade Party to the Company pursuant to Section 3.9.4.
Section 3.9.3  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it forfeits substantive legal rights by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its outside counsel reasonably acceptable to the indemnifying party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its outside counsel reasonably acceptable to the indemnifying party) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, which shall not be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If the indemnifying party does not assume such defense, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld, conditioned or delayed. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.9.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.
Section 3.9.4  Contribution.  If for any reason the indemnification provided for in Section 3.9.1 and Section 3.9.2 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions or limitations on indemnification contained in Section 3.9.1 and Section 3.9.2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.9.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 3.9.4, in connection with any Registration Statement filed by the Company, no Sea Trade Party shall not be required to contribute any amount in excess of the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Sea Trade Party pursuant to Section 3.9.2. If indemnification is available under this Section 3.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 3.9.1 and 3.9.2 hereof without regard to the provisions of this Section 3.9.4. The remedies provided for in this Section 3.9 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to any indemnified party at law or in equity.
Section 3.10  Rules 144.  The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Sea Trade Party, use commercially reasonable efforts to make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Sea Trade Party may reasonably request to the extent required from time to time to enable the Sea Trade Parties to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. The Company shall furnish to any Sea Trade Party, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, as applicable, and/or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3, Form S-3 or any successor form, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (if not otherwise available via the SEC’s Edgar website), and (iii) such other information as may be reasonably requested in availing any Sea Trade Party of any rule or regulation of the SEC which permits the selling of any such securities without registration under the Securities Act.
Section 3.11  Existing Registration Statements.  Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to each Sea Trade Party, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify the Sea Trade Parties as selling shareholders demanding the filing of a Registration

Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.
ARTICLE 4
MISCELLANEOUS
Section 4.1  Authority: Effect.  Each party hereto represents and warrants to, and agrees with each other party, that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.
Section 4.2  Notices.  Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by facsimile or e-mail, or (iii) sent by overnight courier, in each case, addressed as follows:
If to the Company to:
Diana Shipping Inc.
Pendelis, 16
175 64 Palaio Faliro
Athens, Greece
Attention: Mr. Ioannis Zafirakis
Director, Chief Financial Officer, Chief Strategy Officer,
Treasurer and Secretary
Telephone: + 30 210 9470 100
Email: izafirakis@dianashippinginc.com
with a copy, which will not constitute notice, to:
Seward & Kissel LLP
One Battery Park Plaza, 19th Floor
New York, New York 10004
Attention: Edward Horton, Esq.
Telephone: +1 (212) 574-1200
Email: horton@sewkis.com

If to the Sea Trade Parties, to:
c/o Sea Trade Holdings Inc.
201 Broad Street, Suite 410
Stamford CT 06901
Attention: Messrs. Robert Shaw and Tony Whitworth
Telephone: +1 (203) 914-1913
Email: rshaw@seatradeholdings.com; awhitworth@seatradeholdings.com with a copy, which will not constitute notice, to:

Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Attention: Rob Lustrin, Esq.
Telephone: +1 (212) 549-0397
Email: rlustrin@reedsmith.com
Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.
Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two (2) Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice in accordance herewith each of the other parties hereto.
Section 4.3  Termination and Effect of Termination.  This Agreement shall terminate upon the date on which the Sea Trade Parties no longer hold any Registrable Securities, except for the provisions of Sections 3.8 and 3.9, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses or Selling Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.9 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.
Section 4.4  Permitted Transferees.  The rights of the Sea Trade Parties hereunder may be assigned (but only with all related obligations as set forth below) in connection with a transfer of Registrable Securities to a Permitted Transferee of the Sea Trade Party or to any other Person; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Without prejudice to any other or similar conditions imposed hereunder with respect to any such transfer, no assignment permitted under the terms of this Section 4.4 will be effective unless the transferee to which the assignment is being made, if not a Sea Trade Party, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the transferee will be bound by this Agreement.
Section 4.5  Remedies.  The parties to this Agreement (and any transferees under Section 4.4) shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto in accordance with Section 4.8, and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
Section 4.6  Amendments.  This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and Sea Trade Parties holding a majority of the then outstanding Registrable Securities. Each such amendment, modification, extension or termination shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.
Section 4.7  Independent Nature of Sea Trade Parties’ Obligations and Rights.  The obligations of each Sea Trade Party hereunder are several and not joint with the obligations of any other Sea Trade Party hereunder, and no Sea Trade Party shall be responsible in any way for the performance of the obligations of any other Sea Trade Party hereunder.
Section 4.8  Remedies; Specific Performance.  The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
Section 4.9  No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than the Sellers, each as a Sea Trade Party hereunder).
Section 4.10  Nominees for Beneficial Owners.  In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.
Section 4.11  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.
Section 4.12  Consent to Jurisdiction.  Each party agrees that all claims, actions, suits or proceedings (“Proceedings”) concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
Section 4.13  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.14  Merger; Binding Effect, Etc.  This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, neither the Sea Trade Parties nor any other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.
Section 4.15  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

Section 4.16  Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first above written.
COMPANY:

DIANA SHIPPING INC.

By:	/s/ Ioannis Zafirakis
	Name:	Ioannis Zafirakis
	Title:	CFO

HOLDINGS:

SEA TRADE HOLDINGS INC.

By:	/s/ Anthony Whitworth
	Name:	Anthony Whitworth
	Title:	Managing Director & Senior Vice President

Exhibit A
PLAN OF DISTRIBUTION
The securities covered by this prospectus may be offered and sold by the selling shareholders, or by transferees, assignees, donees, pledgees or other successors-in-interest of such securities received from the selling shareholders, directly or indirectly through brokers-dealers, agents or underwriters on the New York Stock Exchange or any other stock exchange, market or trading facility on which such securities are traded, or through private transactions. Our securities covered by this prospectus may be transferred, sold or otherwise disposed of by any method permitted by law, including, without limitation, one or more of following transactions:
•          ordinary brokerage transactions or transactions in which the broker solicits purchasers;
•          purchases by a broker or dealer as principal and the subsequent resale by such broker or dealer for its account;
•          block trades, in which a broker or dealer attempts to sell the securities as agent but may position and resell a portion of the securities as principal to facilitate the transaction;
•          through the writing of options on the securities, whether such options are listed on an options exchange or otherwise;
•          an exchange distribution in accordance with the rules of the applicable stock exchange;
•          in transactions other than on such exchanges or in the over-the-counter market;
•          through privately negotiated transactions;
•          through the settlement of short sales entered into after the date of this prospectus;
•          by agreement with underwriters or broker-dealers to sell a specified number of securities at a stipulated price per share;
•          a combination of any such methods of sale;
•          any other method permitted pursuant to applicable law.
The selling shareholders may also sell securities under Section 4(a)(1) of the Securities Act, including transactions in accordance with Rule 144 promulgated thereunder, if available, rather than under this prospectus.
The selling shareholders may also transfer their shares including by means of gifts, donations and contributions. Subject to certain limitations under rules promulgated under the Securities Act, this prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers-dealers or agents and in private or public transactions.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser), as the case may be, in amounts to be negotiated.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling shareholders may sell the securities at market prices prevailing at the time of sale, at negotiated prices, at fixed prices or without consideration by any legally available means. The aggregate net proceeds from the sale of the securities will be the purchase price of such securities less any discounts, concessions or commissions received by broker-dealers or agents. We will not receive any proceeds from the sale of any securities by the selling shareholders.
The selling shareholders and any broker-dealers or agents who participate in the distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any commission received by such broker-dealers or agent on the sales and any profit on the resale of securities purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. As a result, we have informed the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act.
To the extent required with respect to a particular offer or sale of our securities, we will file a prospectus supplement pursuant to Section 424(b) of the Securities Act, which will accompany this prospectus, to disclose:
•          the number and type of securities to be sold;

•          the purchase price;
•          the name of each selling shareholder and the name of any broker-dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses; and
•          any other relevant information.
The selling shareholders are acting independently of us in making decisions with respect to the timing, price, manner and size of each sale of securities held by them. We have not engaged any broker-dealer or agent in connection with the sale of securities held by the selling shareholders, and there is no assurance that the selling shareholders will sell any or all of their securities. We have agreed to make available to the selling shareholders copies of this prospectus and any applicable prospectus supplement and have informed the selling shareholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers prior to any sale to them.
Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
We will pay all expenses of the registration of the securities to be sold by certain selling shareholders, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders party to the, including some liabilities under the Securities Act or such selling shareholders will be entitled to contribution. We may be indemnified by such selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by such selling shareholders specifically for use in this prospectus or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.
The selling shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the selling shareholders that participate with the selling shareholders in the distribution of the securities may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have, directly or indirectly, informed the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.
We will bear the registration costs relating to the securities offered and sold by the selling shareholders under this registration statement.